EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 25, 2021, relating to the financial statements of VETANOVA, INC, as of December 31, 2020 and 2019 and to all references to our firm included in this Registration Statement.

/s/ BF Borger CPA PC

BF Borger CPA PC

Certified Public accountants

Lakewood, CO

August 3, 2021